UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

September 6, 2005

(Date of earliest event reported)

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12130 State Highway 3, Building 1

Webster, Texas 77598

(Address of principal executive offices, including zip code)

(713) 558-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2005 SPACEHAB, Inc. (the “Company”) entered into a Dealer Manager Agreement (the “Agreement”) with Jefferies & Company, Inc. (“Jefferies”) and Sanders Morris Harris Inc. (“SMH”), appointing Jefferies as lead dealer manager and SMH as co-dealer manager in connection with the offer to exchange up to $63,250,000 principal amount of the Company’s 8% Convertible Subordinated Notes due 2007 (the “Outstanding Notes”) for up to $63,250,000 principal amount of the Company’s 5.50% Senior Convertible Notes due 2010. Under the Agreement Jefferies and SMH have agreed to use their reasonable best efforts to solicit tenders of Outstanding Notes pursuant to the exchange offer and consents from registered holders of Outstanding Notes to certain proposed amendments to the indenture, dated as of October 15, 1997, between the Company and First Union National Bank.

Section 8 — Other Events

Item 8.01. Other Events.

Incorporated herein is a copy of the press release filed as Exhibit 99.1 hereto, which announces the commencement of the exchange offer and consent solicitation.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document
10.1	Dealer Manager Agreement dated as of September 2, 2005, by and among the Company, Jefferies & Company, Inc. and Sanders Morris Harris Inc.
99.1	Press release dated September 6, 2005 announcing the commencement of the exchange offer and consent solicitation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

September 6, 2005	By:	/s/ Nicholas G. Morgan
Nicholas G. Morgan
Vice President, Controller and Chief Accounting Officer

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Exhibit Index

Exhibit Number	Title of Document
10.1	Dealer Manager Agreement dated as of September 2, 2005, by and among the Company, Jefferies & Company, Inc. and Sanders Morris Harris Inc.
99.1	Press release dated September 6, 2005 announcing the commencement of the exchange offer and consent solicitation

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